EXHIBIT 99

CONTACT:

Karen A. Warren (Investor Relations)    401-727-5401

Wayne S. Charness (News Media)           401-727-5983

FOR IMMEDIATE RELEASE

E. David Wilson to Retire From Hasbro

Pawtucket RI, November 21, 2005----E. David Wilson, 68, the longtime President of the Hasbro Games Segment will be retiring December 31, 2005 as announced today by Alfred J. Verrecchia, President and CEO of Hasbro.

“Dave Wilson is one of the most respected executives in the business and Hasbro has benefited greatly from his many years of service, said Al Verrecchia. We wish him the very best in his retirement.”

Mr. Wilson’s Hasbro career began in 1972 when he joined Parker Bros. as Vice President of Sales. After holding various management positions at Milton Bradley in the 80’s, he was named President of MB in 1990.  Since 1999, Mr. Wilson has led Hasbro Games as its President, and in 2004 he was promoted to President, Hasbro Games Segment and Executive Vice President Global Business Integration.

Frank P. Bifulco, Jr., currently President of U.S. Games will replace Mr. Wilson as President of the Hasbro Games Segment.

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